SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 9, 2007, Univision Communications Inc. (the “Company”) issued a press release announcing its results of operations for the three and six months ended June 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

The press release uses the non-GAAP (Generally Accepted Accounting Principles) measure of adjusted operating income before depreciation and amortization, which is reconciled to the to the most directly comparable GAAP financial measure in the press release.

For the three months ended June 30, 2007, the Company reported adjusted operating income before depreciation and amortization of $247.9 million, compared to the GAAP measure of operating income of $187.7 million, for the same period. For the three months ended June 30, 2006, the Company reported adjusted operating income before depreciation and amortization of $240.1 million, compared to the GAAP measure of operating income of $202.8 million, for the same period.

For the six months ended June 30, 2007, the Company reported adjusted operating income before depreciation and amortization of $394.5 million, compared to the GAAP measure of operating income of $132.0 million, for the same period. For the six months ended June 30, 2006, the Company reported adjusted operating income before depreciation and amortization of $372.3 million, compared to the GAAP measure of operating income of $305.9 million, for the same period.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
Date: August 9, 2007

	By:	/s/ Peter H. Lori
Name: Peter H. Lori
Title: Corporate Controller and Chief Accounting Officer